UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018 (March 13, 2018)

Helix Energy Solutions Group, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

281-618-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2018, Helix Energy Solutions Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to sell $125 million aggregate principal amount of the Company’s 4.125% Convertible Senior Notes due 2023 (the “Notes”). The issuance and sale of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-214259), and is being made pursuant to a prospectus supplement, dated March 13, 2018, and a base prospectus, dated October 26, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The offering is expected to close on March 20, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations and warranties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

As more fully described in the prospectus supplement, certain of the Underwriters and/or their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, in the ordinary course of business for which they have received and would receive customary compensation. Certain of the Underwriters, or one or more of their respective affiliates, are lenders under the Company’s credit facilities and, as a result, may receive a portion of the net proceeds from the offering.

The Company intends to use the net proceeds to repurchase $59.306 million principal amount of the Company’s 3.25% Convertible Senior Notes due 2032 (the “2032 Notes”) in its previously announced offer to repurchase the 2032 Notes and to repay outstanding borrowings under its term loan. The Company may use a portion of the net proceeds from the offering to repurchase or redeem the aggregate principal amount of 2032 Notes that were not purchased in its repurchase offer.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements in this report, including but not limited to those relating to the closing of the offering, use of proceeds, sales by the Underwriters and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions to the Underwriting Agreement, actions by the Underwriters, market conditions, risks regarding financing, capital needs and other risks described in the prospectus relating to the offering and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 13, 2018, by and among Helix Energy Solutions Group, Inc., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of Maslon LLP.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Maslon LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Erik Staffeldt Senior Vice President and Chief Financial Officer

Date: March 19, 2018